Exhibit 99.1

Worksport (WKSP) To Adopt Cryptocurrency, Bitcoin and XRP for Corporate Treasury

Company to Convert Interest Earnings to Cryptocurrency, Allocate Up to 10% of Excess Operational Cash, and Enable Crypto Transactions on Worksport.com

West Seneca, New York, December 5, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced a significant advancement in its corporate treasury strategy by taking initial steps to adopt the cryptocurrencies BTC (Bitcoin) and XRP (Ripple). Under the initial resolution of this strategy, the Worksport Board of Directors has approved the purchase of up to $5 million in Bitcoin and XRP, limited to a maximum of 10% of excess operational cash. This strategic move is intended to enhance transaction efficiency and underscores the Company’s long-term belief in cryptocurrency as a store of value and a hedge against inflation, aligning with the growing global acceptance and institutional adoption.

Worksport’s top line revenues continue to significantly expand. Worksport will update investors on holiday sales trends in the coming days. The Company is also preparing to release its innovative portable power system and solar truck cover, propelling it toward the future of mobile energy.

Key Components of Worksport’s BTC (Bitcoin) / XRP (Ripple) Strategy:

1.	Allocation of Excess Operational Cash: The Company will commit up to 10% of any excess cash from operations to purchase BTC (Bitcoin) and XRP (Ripple).

2.	Crypto-Enabled Ecommerce: Worksport will accept cryptocurrency payments on its e-ecommerce platform, www.worksport.com, enhancing customer convenience and expanding its payment options. Cryptocurrency transactions are expected to cost the Company up to 37% less in transaction processing fees.

3.	Interest Earnings Conversion: Worksport may convert interest earnings from cash held in money market accounts into Bitcoin and XRP.

4.	Future Capital Raises: A designated percentage of funds raised in future capital initiatives may be allocated to long-term holdings of Bitcoin and XRP, reinforcing the Company’s commitment to these digital assets.

“Our upcoming adoption of Bitcoin (BTC) and XRP (Ripple) reflects our commitment to staying ahead of market trends while prioritizing operational efficiency and shareholder value. As we expand our product offerings and global reach, cryptocurrency has the potential to be a strong strategic complement” said Steven Rossi, Chief Executive Officer of Worksport Ltd. The total allocation for cryptocurrency investments will be up to a maximum of $5 million, which may be adjusted through future board resolutions. Worksport will strategically size its holdings based on prevailing market conditions to optimize asset performance.

Strategic Vision for 2025 and Beyond

Worksport’s cryptocurrency initiatives are part of a broader strategy to innovate across all facets of its business. From American production of high-quality, highly demanded automotive accessories to developing clean energy products like the SOLIS solar tonneau cover and COR portable energy system, and leveraging blockchain technology, Worksport is creating a diversified ecosystem designed for exponential growth.

Benefits of Accepting Crypto Payments

●	Cost Efficiency Through Bitcoin and XRP Integration

By strategically allocating resources to Bitcoin and XRP and embracing cryptocurrency payments, Worksport positions itself at the forefront of financial innovation. Crypto transactions are anticipated to cost up to 37% less, enhancing operational efficiency, aligning with global trends toward digital asset adoption and delivering increased value to shareholders and customers alike.

●	Capitalizing on Pro-Crypto Momentum

The global shift toward pro-cryptocurrency policies and the increasing likelihood of Bitcoin exchange traded fund approvals have heightened the appeal of digital assets. These developments bolster Bitcoin’s reputation as an inflation-resistant store of value, making it an attractive asset for corporate treasuries. Bitcoin, often dubbed “digital gold,” has evolved into a globally recognized store of value, offering unparalleled transparency, liquidity, and decentralization. XRP, with its fast and low-cost cross-border transaction capabilities, complements Bitcoin in reshaping the financial ecosystem

CEO Commentary

Rossi adds: “As Bitcoin and XRP continue to gain investor attention and acceptance as major asset classes, we believe they may serve as strong treasury reserve assets. Their inflation-resistant characteristics make them increasingly reliable stores of value. By strategically allocating a portion of our treasury to these digital assets and accepting crypto payments, we’re enhancing our financial strategy and aligning ourselves with the future of global finance. With our core business growing rapidly and new products launching soon, diversifying our treasury complements our strong projected growth. We believe this move will strengthen our balance sheet and provide long-term value to our shareholders.”

Worksport Q3 Earnings Call: Third quarter revenue surged to $3.12 million—a 581% year-over-year increase compared to $458,433 in Q3 2023. Worksport held its Q3 2024 earnings call on Wednesday, November 13, 2024. The prepared remarks and presented earnings call deck are available at Worksport’s Investor Relations website.

Key 2024 Press-Releases:

●	November 22: Worksport Announces 30% Increase in Production Capacity
●	November 21: CEO Insider Purchase; Worksport Investigates Short Selling
●	October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4
●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: [Link to All Press Releases].

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

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Instagram	X (formerly Twitter)
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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,”, “envisioned”, “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Worksport acknowledges the inherent risks of investing in cryptocurrency, including market volatility and regulatory uncertainties, and is committed to managing these risks through oversight and diversification strategies. The decision to pursue this investment has been reviewed and approved by the Board of Directors of Worksport and complies with the Company’s corporate governance policies.